Exhibit 99.2
CONSENT OF NEEDHAM & COMPANY, LLC
     We hereby consent to the inclusion in Amendment No. 1 to the Registration Statement of Ebix, Inc. on Form S-4 and in the proxy statement/prospectus of A.D.A.M., Inc. and Ebix, Inc., which is part of such amended Registration Statement, of our opinion dated August 29, 2010 to the Board of Directors of A.D.A.M., Inc. attached as Annex B to such proxy statement/prospectus and to the references to our opinion and our name under the captions “Summary—Opinion of the ADAM’s Financial Advisor,” “Risk Factors—The opinion obtained by ADAM from its financial advisor does not and will not reflect subsequent changes,” “The Merger—Background of the Merger,” “The Merger—The ADAM Board of Directors’ Recommendations and Reasons for the Merger,” and “The Merger—Opinion of Financial Advisor to ADAM.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
/s/ Needham & Company, LLC
December 20, 2010